Exhibit 5.1

SILICON VALLEY ANN ARBOR BEIJING BOSTON LOS ANGELES NEW YORK SAN DIEGO SAN FRANCISCO SINGAPORE

December 22, 2020

Athlon Acquisition Corp.

c/o Causeway Media Partners

44 Brattle St.

Cambridge, MA 02138

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by Athlon Acquisition Corp., a Delaware corporation (the “Company”), of up to an aggregate of 23,000,000 units of the Company (including up to 3,000,000 units that may be sold pursuant to the exercise of an over-allotment option granted by the Company to the underwriters) (collectively, the “Units”), with each Unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant (each, a “Warrant”), each whole Warrant entitling the holder to purchase one share of Common Stock, pursuant to Registration Statement on Form S-1 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement incorporates by reference the prospectus (the “Prospectus”). We understand that the Units are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and the underwriters (the “Underwriting Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Units. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware (the “DGCL”). Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

GUNDERSON    DETTMER    STOUGH    VILLENEUVE    FRANKLIN & HACHIGIAN, LLP

3570 CARMEL MOUNTAIN ROAD, SUITE 200, SAN DIEGO, CA 92130 / PHONE: 858.436.8000 / FAX: 877.881.9192

Subject to the foregoing and the other matters set forth herein, it is our opinion that:

1.

When the Registration Statement becomes effective under the Securities Act and the Units have been issued and delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, assuming the due authorization, execution and delivery of the Units by Continental Stock Transfer & Trust Company, as transfer agent, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

2.

When the Registration Statement becomes effective under the Securities Act, the Amended and Restated Certificate of Incorporation of the Company to be in effect immediately prior to the consummation of the offering of the Units, a form of which is filed as Exhibit 3.1 to the Registration Statement, has been filed with the Secretary of State of the State of Delaware and the shares of Common Stock included in the Units have been delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, the shares of Common Stock will be validly issued, fully paid and nonassessable.

3.

When the Registration Statement becomes effective under the Securities Act and the Warrants included in the Units have been delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, assuming the due authorization, execution and delivery of the Warrants by Continental Stock Transfer & Trust Company, as warrant agent, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

We consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP